     As filed with the Securities and Exchange Commission on June 18, 1999
                                                         Registration No. 333-

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                               _________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                             _____________________

                                IMC Global Inc.
            (Exact name of registrant as specified in its charter)

                Delaware                                 36-3492467
    (State or other jurisdiction of        (I.R.S. Employer Identification No.)
     incorporation or organization)

           2100 Sanders Road                               60062
          Northbrook, Illinois                          (Zip Code)
 (Address of principal executive offices)

                                IMC Global Inc.
           1988 Stock Option and Award Plan, as Amended and Restated
                           (Full title of the plan)

                               J. Bradford James
               Senior Vice President and Chief Financial Officer
                                IMC Global Inc.
                               2100 Sanders Road
                          Northbrook, Illinois 60062
                                (847) 272-9200
                     (Name, address, and telephone number,
                  including area code, of agent for service)

                         ____________________________


                        CALCULATION OF REGISTRATION FEE


===============================================================================================
                                              Proposed       Proposed
      Title of                Amount          Maximum        Maximum           Amount of
  Securities to be            to be           Offering      Aggregate      Registration Fee
     Registered             Registered       Price Per       Offering
                                               Share          Price
-----------------------------------------------------------------------------------------------
Common Stock,          5,700,000 shares (2)     $22 (3)  $125,400,000 (3)     $34,861.20 (3)
$1.00 par value (1)
===============================================================================================

(1) Rights to purchase 1/200 of a share of Series C Junior Participating Preferred Stock, par value $1.00 per share, initially are attached to and trade with the shares of common stock being registered hereby. The value attributable to the rights, if any, is reflected in the market price of the common stock.
(2) This registration statement also covers such additional and indeterminate number of shares as may become issuable because of the provisions of the IMC Global Inc. 1988 Stock Option and Award Plan, as amended and restated, relating to adjustments for changes resulting from a stock dividend, spin-off, split-up, recapitalization, merger, consolidation, combination or exchange of shares, or similar change.
(3) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Common Stock reported on the New York Stock Exchange on June 14, 1999.

================================================================================

                     Registration of Additional Securities

    On January 12, 1996, IMC Global Inc., a Delaware corporation filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (Registration No. 333-00189) (the "Prior Registration Statement") in order to register shares of its common stock, $1.00 par value per share (together with the associated preferred stock purchase rights, the "IMC Stock") for issuance under the IMC Global Inc. 1988 Stock Option and Award Plan, as amended and restated (the "Plan"). The Plan was filed as an exhibit to and is incorporated by reference into this registration statement.

    In accordance with General Instruction E to Form S-8, this Registration Statement is being filed in order to register additional shares of IMC Stock for issuance under the Plan. The contents of the Prior Registration Statement, which became effective on January 12, 1996, are incorporated by reference into this registration statement.

    The required opinion and consents are listed on the attached Exhibit Index.

                                  SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Northbrook, State of Illinois on this 16th day of June, 1999.

                           IMC GLOBAL INC.


                           By:  /s/ J. Bradford James
                              --------------------------------
                              J. Bradford James
                              Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on this 16th day of June, 1999.

            Signature                             Title
            ---------                             -----

           *                       Chairman and Chief Executive Officer
-----------------------------
    Robert E. Fowler, Jr.          (principal executive officer)


           *                       President, Chief Operating Officer
-----------------------------
    Douglas A. Pertz               and Director (principal operating officer)


           *                       Senior Vice President and Chief Financial
-----------------------------
    J. Bradford James              Officer (principal financial officer)


           *                       Vice President and Controller
-----------------------------
      Anne M. Scavone              (principal accounting officer)


           *                       Director
-----------------------------
   Raymond F. Bentele


           *                       Director
-----------------------------
    Rod F. Dammeyer


           *                       Director
-----------------------------
   James M. Davidson, Ph.D.

                  *                          Director
-----------------------------------------
            Harold H. MacKay


                  *                          Director
-----------------------------------------
            David B. Mathis


                  *                          Director
-----------------------------------------
        Donald F. Mazankowski


                  *                          Director
-----------------------------------------
          Joseph P. Sullivan


                  *                          Director
-----------------------------------------
          Richard L. Thomas


/s/ Rose Marie Williams
-----------------------------------------
*By Rose Marie Williams, Attorney-in-fact

                                 EXHIBIT INDEX
                                 -------------

Exhibit
No.       Description
---       -----------

5 Opinion of Phillip Gordon, Senior Vice President and General Counsel of the Company, as to the legality of the securities being registered.

23.1      Consent of Ernst & Young LLP.

23.2      Consent of Phillip Gordon (contained in Exhibit 5).

24        Powers of Attorney.